SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X ]  Preliminary Proxy Statement
[  ]  Confidential, For Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             WIRELESS VENTURES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                   Board of Directors - Wireless Ventures Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:


---------------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:


---------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


---------------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:


---------------------------------------------------------------------------
      5)   Total fee paid:


---------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:   _____________________________________
     2)   Form, Schedule or Registration Statement No.:__________________
     3)   Filing Party: ____________________________
     4)   Date Filed: _____________________________

                             WIRELESS VENTURES INC.
                           67 Wall Street, Suite 2211
                            New York, New York 10005
              -----------------------------------------------------

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------

      The Annual Meeting of Shareholders of Wireless Ventures Inc., a Delaware corporation (the "Company"), will be held on September 21, 2001, at 100 Allstate Parkway, Suite 500, Markham, Ontartio L3R 6H3, Canada, at 10:00 a.m., Toronto time, for the following purposes:

     1. To elect four directors, each to hold office until the Annual Meeting of Shareholders in 2002 and until their respective successors are duly elected and qualified;

     2. To increase the number of shares that the Company is authorized to issue from 75,000,000 shares of common stock to 150,000,000 shares of common stock, par value $0.001;

     3. To ratify the appointment of Pannell Kerr Forster PC as the Company's independent public auditors for the Company's fiscal year ending December 31, 2001;

     4. To act upon a proposal to change the name of the Company to Pivotal Self-Service Technologies Inc.; and

     5. To transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

      The Board of Directors has fixed the close of business on August 3, 2001 as the record date for annual meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

      The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                          By Order of the Board of Directors,


                                          Gary N. Hokkanen
                                          CFO and Secretary
August 16, 2001

                             WIRELESS VENTURES INC.
                           67 Wall Street, Suite 2211
                            New York, New York 10005

              -----------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on SEPTEMBER 21, 2001
              -----------------------------------------------------


                                  INTRODUCTION


This Proxy Statement is being furnished to shareholders by the Board of Directors of Wireless Ventures Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying form of proxy (each a "Proxy" and collectively, "Proxies") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which is scheduled to be held on September 21, 2001, at 100 Allstate Parkway, Suite 500, Markham, Ontario L3R 6H3, Canada, at 10:00 a.m., Toronto time, for the purposes set forth in the foregoing Notice of 2000 Annual Meeting of Shareholders (the "Notice") or any adjournment thereof.

The mailing address of the principal executive offices of the Company is 67 Wall Street, Suite 2211, New York, New York 10005. This Proxy Statement and the accompanying Proxy along with the Annual Report, containing financial statements of the Company as of December 31, 2000, and for the year then ended, and the Company's most recent 10-QSB, will first be sent or given to shareholders on or about August 3, 2001.

A list of Shareholders entitled to vote at the Meeting will be available for examination by Shareholders during ordinary business hours beginning on August 20, 2001 at 100 Allstate Parkway, Suite 500, Markham, Ontario, L3R 6H3, Canada. A Shareholder list will also be available for examination at the Meeting.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Record Date and Voting Securities

At the close of business on August 3, 2001, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were outstanding 32,564,338 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). Holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Meeting and any adjournment or postponement thereof, with no cumulative voting. The presence, in person or by proxy, of Shareholders entitled to cast at least one-third of the votes that all Shareholders are entitled to cast at the Meeting shall constitute a quorum for the Meeting.

Voting of Proxies

Shares of Common Stock represent by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the directions contained therein. If no direction is given in the Proxy, the shares of Common Stock represented thereby will be voted: (i) FOR the election of each of the four nominees of the Board of Directors in the election of directors; (ii) FOR the ratification of the appointment of Pannell Kerr Forster PC as independent public auditors for the Company's fiscal year ending December 31, 2001; and
(iii) FOR the Company to change its name to Pivotal Self-Service Technologies Inc. and (iv) FOR the Company to increase the number of shares of Common Stock authorized to be outstanding.

The Company's Board of Directors has unanimously voted to recommend (i) the nominees for election to the Board of Directors listed below under the caption "Election of Directors"; (ii) the increase in the number of shares of Common Stock authorized to be outstanding; (iii) the ratification of the appointment of Pannell Kerr Forster PC as the independent public auditors for the Company for the fiscal year ending December 31, 2001; and (iii) the change of the Company's name to Pivotal Self-Service Technologies Inc.

The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have cast pursuant to the authority conferred by such Proxy prior to such revocation.

The holders of one-third of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners of such shares. For purposes of determining the presence of a quorum for transacting business at the Meeting, broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but have not been voted. Brokers have discretionary authority to vote on the election of directors, the ratification of the appointment of Pannell Kerr Forster PC and the proposal to change the name of the Company. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which authority to vote is withheld from the broker.

The election of each nominee for director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the votes cast is required for the ratification of the appointment of the independent public auditors, the increase in the number of authorized shares, and for the approval of the proposal to change the name of the Company. On these matters, abstentions will have the same effect as a negative vote. Because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of this matter.

As of the Record Date, members of the Board of Directors and certain officers of the Company held an aggregate of 7,927,346 shares of Common Stock, representing 23.4% of the Company's issued and outstanding Common Stock. Each of these Shareholders has indicated that they intend to vote in favor of each of the proposals discussed above.

The Company will appoint an inspector to act at the Meeting who will: (1) ascertain the number of shares outstanding; (2) determine the shares represented at the Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and
(5) certify his or her determination of the number of shares represented at the Meeting and his or her count of all votes and ballots.

Solicitation of Proxies

The proxy solicitation is made by the Company and is being carried out by mail. The Company has not been informed by any of its directors that they intend to oppose any action intended to be taken by the Company.

              JUNE 15, 2001 PURCHASE OF 4CASH ASSETS FROM IRMG INC.

On June 15, 2001, the Company entered into an Asset Purchase Agreement to acquire 4Cash ATM Services a division of IRMG Inc. ("4Cash"). Pursuant to the Asset Purchase Agreement, the Company acquired any and all assets, interests, contracts, copyrights, codes, titles, licenses, proprietary rights, trademarks, intellectual property assets, equipment, and internet related assets of 4Cash. A copy of the Asset Purchase Agreement was filed with Form 8-K on June 26, 2001.

In consideration for all of the 4Cash assets, the Company issued 10 million shares of Common Stock to IRMG and five-year warrants to Mr. Stephen L. Cussons (a director and shareholder of IRMG) and to purchase 1.1 million shares of Common Stock at an exercise price of $0.10 per share. Subject to the achievement of certain net profit objectives, the Company also agreed to issue an additional 10 million shares of Common Stock and 5 million three-year warrants. The Company also entered into a three-year management services agreement with IRMG for the management of the Company for a fee of $55,000 per month.

Upon the issuance of the 10 million shares of Common Stock, IRMG held a 37% ownership position in the Company. Subsequent to June 15, 2001, IRMG repurchased certain IRMG shareholders (including Mr. Simmonds, a director of the Company) with 5 million shares of Common Stock, 2 million of 10 million additional shares of Common Stock to be issued subject to certain net profit performance criteria and 1 million of 5 million warrants also subject to certain net profit performance criteria. After the repurchase transaction described above IRMG retained a direct investment in 5 million shares of Common Stock, 8 million additional shares and 4 million warrants, both subject to net profit performance criteria.

In connection with the Asset Purchase Agreement, Paul K. Hickey, David C. O'Kell, Lawrence Fox and Angelo G. MacDonald, (collectively, the "Previous Directors") resigned as Directors of Wireless Ventures and were replaced by Stephen L. Cussons, Brian Usher-Jones, and John G. Simmonds. On July 5, 2001 Gary N. Hokkanen was appointed a Director also.

In connection with the Asset Purchase Agreement, Stephen L. Cussons was appointed Chairman of the Board, President and Chief Executive Officer of Wireless Ventures. Gary N. Hokkanen was appointed Chief Financial Officer. Stephen L. Cussons and Gary N. Hokkanen are also shareholders, officers and directors of IRMG Inc. ("IRMG").

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The tables below set forth certain information as of August 3, 2001 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director and nominee for director of the Company and each executive officer of the Company named in the Summary Compensation Table below; and (iii) all directors and executive officers as a group. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed.

Security Ownership of Certain Beneficial Owners

===============================================================================

      Name and Address of             Amount and Nature           Percent
       Beneficial Owner                 of Beneficial         of Common Stock
                                          Ownership                 (2)
-------------------------------------------------------------------------------

Simmonds Capital Limited (1)              12,513,426                33.3%
13980 Jane Street,
King City, Ontario Canada, L7B
1A3
-------------------------------------------------------------------------------

IRMG Inc. (3)                              5,000,000               15.4%
100 Allstate Parkway
Markham, Ontario, Canada, L3R
6H3
===============================================================================


 (1) Simmonds Capital Limited ("SCL"), owns an aggregate of 7,513,426 shares of Common Stock, representing 23.1% of the aggregate shares of Common Stock outstanding. In addition, SCL owns warrants to purchase 5,000,000 shares of Common Stock at an exercise prices of $0.10; assuming the exercise of such warrants, SCL owns 33.3% of the outstanding Common Stock. This does not include any securities of the Company owned by John G. Simmonds an officer and director of SCL who is also a director of the Company.

(2)   Based on 32,564,338 shares outstanding at August 3, 2001.

(3) IRMG owns an aggregate of 5,000,000 shares of Common Stock representing 15.4% of the aggregate shares of Common Stock outstanding. This does not include any securities of the Company owned by Stephen L. Cussons or Gary
      N. Hokkanen, officers and directors of IRMG who are also officers and directors of the Company.

Security Ownership of Management

      The following table sets forth the beneficial ownership of Common Stock of the Company as of August 3, 2001, by each director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group:

==========================================================================

 Name and Address of            Amount and Nature             Percent
   Beneficial Owner               of Beneficial        of Common Stock (2)
                                  Ownership (1)
--------------------------------------------------------------------------

John G. Simmonds (3)                650,000                  2.0%
13980 Jane Street
King City, Ontario, Canada
L7B 1A3
--------------------------------------------------------------------------

Stephen L. Cussons (4)             6,100,000                18.1%
966 Unsworth Ave.
Burlington, Ontario
L7T 1R4
--------------------------------------------------------------------------

Brian Usher-Jones                   527,346                 1.6%
81 Glengowan Rd.
Toronto, Ontario
M4N 1G5
--------------------------------------------------------------------------

Gary N. Hokkanen (5)              5,650,000                17.2%
60 Dersingham Crescent
Thornhill, Ontario, Canada
L3T 4E8
--------------------------------------------------------------------------

All Executive                     7,927,346               23.4%
Officers and
Directors as a group
==========================================================================


(1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by such persons.

(2)   Based on 32,564,338 shares outstanding at August 3, 2001.

(3) Includes (a) 500,000 shares of the Common Stock; (b) 100,000 shares of the Common Stock owned by Mr. Simmonds' wife; and (c) 50,000 shares of the Common Stock held by Mr. Simmonds' wife in trust for Mr. Simmonds' son Jack Simmonds.

(4) Includes (a) 1,100,000 warrants to purchase shares of the Common Stock granted on June 15, 2001 at an exercise price of $.10 per share, all of which are fully exercisable; (b) 5,000,000 shares of the Common Stock owned by IRMG.

(5) Includes (a) 500,000 shares of the Common Stock; (b) 150,000 options to acquire the Common Stock granted under the Stock Option Plan effective March 29, 2000, at an exercise price of $.25 per share, all of which are fully exercisable; and (c) 5,000,000 shares of the Common Stock owned by IRMG.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning the compensation for services in all capacities for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 of those persons who were officers. No other executive officers of the Company received compensation in excess of $100,000 in fiscal year ended December 31, 2000.

-------------------------------------------------------------------------------
                                                                       Long-Term
                                     Annual Compensation          Compensation
                                                                          Awards
-------------------------------------------------------------------------------
                                                    Other Annual
Name and Principal  Year      Salary      Bonus     Compensation   Options (#)
Position                       ($)         ($)          ($)
-------------------------------------------------------------------------------

George Riley,
President and       2000       ---         ---          ---            ---
Chief Executive     1999       ---         ---          ---            ---
Officer(1)          1998     110,000       ---          ---            ---
-------------------------------------------------------------------------------

Paul K. Hickey(2)   2000       ---         ---          ---          300,000
Chief Executive     1999       ---         ---          ---            ---
Officer             1998       ---         ---          ---            ---
-------------------------------------------------------------------------------

Angelo G.
MacDonald,  Chief   2000      38,000       ---          ---          400,000
Executive Officer   1999      14,250       ---          ---            ---
and Secretary (3)   1998       ---         ---          ---            ---
-------------------------------------------------------------------------------

John G.             2000       ---         ---          ---          300,000
Simmonds(4)         1999       ---         ---          ---            ---
Chief Executive     1998       ---         ---          ---            ---
Officer

-------------------------------------------------------------------------------

David C. O'Kell,    2000       ---         ---          ---          300,000
Secretary(5)        1999       ---         ---          ---            ---
                    1998       ---         ---          ---            ---
-------------------------------------------------------------------------------

Stephen L.          2000       ---         ---          ---            ---
Cussons(6)          1999       ---         ---          ---            ---
Chief Executive     1998       ---         ---          ---            ---
Officer
-------------------------------------------------------------------------------

Gary N. Hokkanen,   2000       ---         ---          ---          150,000
Chief Financial     1999       ---         ---          ---            ---
Officer(6)          1998       ---         ---          ---            ---
-------------------------------------------------------------------------------

(1)   Mr. Riley resigned effective March 31, 1999.

(2) Mr. Hickey served as interim CEO from August 10, 1999 to October 15, 1999 and interim CEO and CFO from March 23, 2001 to June 15, 2001.

(3) Effective November 1, 1999, Mr. MacDonald was appointed CEO of the Company with an annual salary of $114,000. Mr. MacDonald resigned as CEO on July 10, 2000. Mr. MacDonald was granted 700,000 options during the fiscal year ended December 31, 2000.

      Of the options granted to Mr. MacDonald, 300,000 were granted to him in his capacity as a director of the Company and 400,000, vesting over three years, were granted to him in his capacity as CEO. As a result of his resignation as CEO, 300,000 of the options granted to him in his capacity as CEO expired. Mr. MacDonald also served as Secretary of the Company from November 21, 2000 to June 15, 2001.

(4) Mr. Simmonds served as CEO of the Company from October 15, 1999 to November 1, 1999 and from July 10, 2000 to March 23, 2001.

(5) Mr. O'Kell served as Secretary of the Company from October 15, 1999 to November 21, 2000.

(6)   Mr. Cussons has served as CEO of the Company since July 5, 2001.

(7) Mr. Hokkanen served as CFO of the Company from October 15, 1999 to March 23, 2001. He was reappointed CFO of the Company on July 5, 2001. Mr. Hokkanen has also served as Secretary of the Company since July 5, 2001.

During the period October 15, 1999 to December 31, 2000 the Company was party to a management services agreement with SCL under which the services of Mr. Simmonds, Mr. O'Kell and Mr. Hokkanen were made available to the Company for $15,000 per month. During the period January 1, 2001 to June 15, 2001, the Company contracted with IRMG for the financial reporting services of Mr. Hokkanen for $15,000 per month. Effective June 15, 2001, the Company has agreed to a new management services contract with IRMG for the services of various people including Mr. Cussons and Mr. Hokkanen.

Option Grants Table for Fiscal 2000

       The following table sets forth information concerning stock option grants made during the fiscal year ended December 31, 2000 under the Company's 2000 Stock Option Plan to the executive officers named in the Summary Compensation table. These grants are also reflected in the Summary Compensation Table.


                                                 Individual Grants
-------------------------------------------------------------------------------------
           Name               Options      % of Total    Exercise        Expiration
                             Granted(#)     Options       Price             Date
                                (1)        Granted to   ($/Share)
                                           Employees
                                           in Fiscal
                                            2000
-------------------------------------------------------------------------------------
Angelo G. MacDonald (2)(4)       400,000      23%         $0.25             (3)
Paul K. Hickey (4)               300,000      17%         $0.25       January 5, 2003
John G. Simmonds (4)             300,000      17%         $0.25       January 5, 2003
David C. O'Kell (4)              300,000      17%         $0.25       January 5, 2003
Gary N. Hokkanen                 150,000       9%         $0.25        March 29, 2003
-------------------------------------------------------------------------------------


(1) The Company has adopted the Stock Option Plan for officers, key employees, potential key employees, non-employee directors and advisors. The Company has reserved a maximum of 3,000,000 shares of Common Stock to be issued upon the exercise of options granted under the 2000 Stock Option Plan. Options are granted under the Stock Option Plans at exercise prices to be determined by the Board of Directors.

(2) Of the options granted to Mr. MacDonald, 300,000 were granted to him in his capacity as a director of the Company 300,000 and 400,000 were granted to him in his capacity as CEO. Effective July 10, 2000, Mr. MacDonald resigned as CEO and 300,000 of the options granted to him in his capacity as CEO expired.

(3) The options granted to Mr. MacDonald in his capacity as a director expire on January 5, 2003 and the remaining 100,000 options granted in his capacity as CEO expire on January 5, 2005.

(4) The 300,000 options granted to Mr. MacDonald, Mr. Hickey, Mr. Simmonds, and Mr. O'Kell in their capacities as directors were returned to the Company on June 15, 2001.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2000 there were fifteen Board of Directors meetings. There were no Directors who attended less than 75% of the Board or Committee meetings.

The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have an Executive Committee or Nominating Committee.

Messrs. Usher-Jones and Simmonds serve as members of the Compensation Committee. The primary function of the Compensation Committee is compensation review with respect to the principal executive officers of the Company. The members of the Compensation Committee provide advice and counsel to the Board of Directors through their participation as directors in meetings of the Board and as members of the Committee in meetings of the Committee held separate and apart from the meetings of the Board. During fiscal 2000 there were no Compensation Committee meetings.

Messrs. Usher-Jones and Simmonds serve as members of the Audit Committee. The primary function of the Audit Committee is to meet with the Company's independent public accountants, counsel and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. The Company's Board of Directors has not adopted a written charter for the Audit Committee. During fiscal 2000 there were four audit committee meetings.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviews with management the audited financial statements in the Annual Report. This review involves a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors (who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles), their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and has considered the compatibility of nonaudit services with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission (the "Commission"). The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Brian Usher-Jones, Audit Committee Chair
John G. Simmonds, Audit Committee Member

August 14, 2001

Compensation of Directors

The Company pays each of its directors meeting fees of $500 for personal attendance at each Board or Committee meeting, an annual retainer fee of $6,000 and $250 for telephone conference call Board or Committee meetings.

Employment Arrangements

The Company has a management services contract with IRMG for the executive services of Messrs. Cussons and Hokkanen and other non-executive services of other individuals for a fee of $55,000 per month. Messrs. Cussons and Hokkanen are also directors and officers of IRMG

Audit Fees

The Company was billed an aggregate amount of $26,850 for the audit for the year ended December 31, 2000 and the review of quarterly reports by the Company's independent accountant.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Commission. Reporting persons are required to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

The Company is aware that Mr. Cussons and Mr. Usher-Jones have not timely filed their Statement of Beneficial Ownership forms as required.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past three fiscal years and through December 31, 2000, there have been no material transactions in which the Company or any of its subsidiaries was a party, and in which any director or officer of the Company had a direct or indirect material interest, except as set forth below.

On October 13, 1999, a group of investors, which included SCL and certain officers and directors both of the Company and of SCL, entered into a Stock Purchase Agreement with MicroTel International, Inc. ("MicroTel") and XIT Corporation (formerly known as XCEL Corporation), a wholly owned subsidiary of MicroTel, pursuant to which the investors listed on Schedule I thereto (the "Investors") purchased 9,041,498 shares of Common Stock (representing approximately 90% of the then outstanding shares of Common Stock) for $150,000, with John G. Simmonds acting as representative of the Investors. Each of the Investors acquired the shares of Common Stock for his or her own account and there are no contracts, agreements or understandings with respect to the holding, disposition or voting of any of such shares among the Investors.

On October 14, 1999, SCL entered into a Stock Purchase Agreement with the Company (then known as HyComp, Inc.) for the purchase by the Company of 120,000 shares of common stock, no par value, of eieihome.com, Inc. (Canada) ("eieihome (Canada)") (incorporated in Ontario), which constituted all of the issued and outstanding shares of capital stock of eieiHome (Canada) and a $500,000 inter-company loan made by SCL to eieiHome (Canada), in exchange for:

      (a)   5,250,000 shares of Common Stock; and
      (b) A demand promissory note in the amount of U.S. $500,000 payable to SCL;

      (c) A convertible debenture in the principal amount of U.S. $2,000,000, convertible into shares of Common Stock at a conversion price of $1.00 per share (subject to adjustment as provided therein); and
      (d) Five-year warrants for the purchase of an aggregate of 5,000,000 shares of Common Stock (subject to adjustment as provided therein), as follows: (i) 1,000,000 shares of Common Stock at an exercise price of $1.00 per share exercisable immediately after the Closing; (ii) 1,000,000 shares of Common Stock at an exercise price of $1.50 per share exercisable after one year from the Closing; (iii) 1,000,000 shares of Common Stock at an exercise price of $2.00 per share exercisable after two years after the Closing; (iv) 1,000,000 shares of Common Stock at an exercise price of $2.50 per share exercisable after three years after the Closing; and (v) 1,000,000 shares of Common Stock at an exercise price of $3.00 per share exercisable after four years after the Closing.

In addition, the Company issued 1,125,000 million shares of Common Stock to each of the two founding shareholders of eieiHome (Canada), Paul Dutton and Max Hahne, as consideration for the cancellation of their option to repurchase up to 30% of eieiHome (Canada). In connection with the sale of eieiHome (Canada) to the Company, the Company also issued 500,000 restricted shares of Common Stock to Lawrence Fox for services rendered in connection with the sale.

The 12,250,000 shares of Common Stock acquired by SCL in this transaction, together with the 151,700 shares of Common Stock they acquired in the transaction with MicroTel, constitute approximately 52% of the outstanding shares of Common Stock, assuming the conversion of the debenture and the exercise of all of the warrants.

The Company entered into a Management Services Agreement with SCL, as of October 14, 1999, to pay $15,000 per month for certain management services, including the part-time services of Mr. Hokkanen, Mr. O'Kell, and Mr. Simmonds. Under the terms of the contract the monthly fee was to terminate with recruitment of a full time CEO. Mr. MacDonald joined the Company as CEO effective November 1, 1999 however the Management Services Agreement continued in effect at $15,000 per month until December 31, 2000. Subsequent to December 31, 2000, IRMG, a company in which Mr. MacDonald, Mr. Simmonds and Mr. Hokkanen were shareholders provided monthly management services to the Company. The Board of Directors of the Company agreed to pay IRMG $15,000 per month for services until June 15, 2001.

The Company failed to make a principal repayment on the convertible debenture issued to SCL in October 2000 and was therefore in default. On June 28, 2001 SCL agreed to agreed to convert the principal and interest due under its $2 million senior convertible debenture to Common Stock at $1.00 per share. The conversion resulted in SCL receiving 2,111,726 shares of Common Stock in exchange for $2 million in principal under the debenture, $214,910 of accrued but unpaid interest offset by $103,184 owed by SCL to the Company.

The warrants to purchase 5,000,000 shares of the Common Stock issued to SCL on October 14, 1999 with exercise prices ranging between $1.00 and $3.00 were all repriced to $0.50 per share.

In addition, the original expiry dates, which ranged from October 14, 2005 to October 14, 2009 were all revised to December 31, 2004.

On June 15, 2001, the Company acquired all assets of 4Cash a division of IRMG in exchange for:

i)    10 million shares of Common Stock; and
ii) 1.1 million five-year warrants to Mr. Stephen L. Cussons (a director and shareholder of IRMG) to purchase shares of Common Stock at an exercise price of $0.10 per share; and
iii) 10 million shares of Common Stock subject to certain net profit performance criteria; and
iv) 5 million three years warrants also subject to certain net profit performance criteria.

The Company also entered into a three-year management services agreement with IRMG for the management of the company for a fee of $55,000 per month.

Subsequent to June 15, 2001, IRMG repurchased the common share ownership of certain IRMG shareholders (including Mr. Simmonds, a Director of the Company, and Mr. MacDonald, a former Director of the Company) with 5 million shares of Common Stock, 2 million of 10 million additional shares of Common Stock to be issued subject to certain net profit performance criteria and 1 million of 5 million warrants also subject to certain net profit performance criteria.

Subsequent to the transaction described above Mr. Cussons and Mr. Hokkanen remain the sole shareholders of IRMG.

During the past three years, no relatives, spouses or relatives of spouses of officers or directors were involved in material transactions with the Company, and no such transaction is currently proposed.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors proposes the election of a Board of four directors for the upcoming year and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Stephen L. Cussons, Brian Usher-Jones, John G. Simmonds and Gary N. Hokkanen. All of the nominees are currently members of the Board of Directors of the Company. While management has no reason to believe that any of the nominees will not be available as a candidate, should such a situation arise, no other person will be nominated at the Meeting, and such position on the Board of Directors will not be filled at the Meeting.

Directors and Executive Officers

Set forth below is certain information concerning the nominees for election as directors and the Company's executive officers:

Nominees

      Stephen L. Cussons, 45, Director, President and CEO, was appointed Chairman of the Board on June 15, 2001 and was elected President & CEO on July 5, 2001. Mr. Cussons was President of TrackPower, Inc. from February of 2001 to June 15, 2001, and is currently a Director of TrackPower. Mr. Cussons has vast expertise in the ATM and kiosk technology industry and most recently was co-founder of E-Cash Services Inc. ("E-Cash"), a private company formed in 1998 specializing in web-enabled ATMs and kiosks. In the fall of 2000, E-Cash was acquired by eStation.com Inc., a publicly listed company on the CDNX exchange. Mr. Cussons continues to be a key figure and leader in the North American White Label ATM industry. For the five year period prior to 1998, Mr. Cussons was an automoblie dealership franchise owner.

      Brian Usher-Jones, 55, Director, was appointed to the Board on June 15, 2001. Mr. Usher-Jones has been a merchant banker since 1995 and was the former President of MB Capital Corporation and Thomson Kernaghan Co. Ltd., a brokerage house in Toronto, Ontario. Mr. Usher-Jones currently serves as a director of various public companies including Explore Technologies Corp. and Calvalley Petroleum Inc.

      John G. Simmonds, 50, Director, served as a Director of the Company during the period October 15, 1999 to March 23, 2001. Mr. Simmonds is an entrepreneur with several years' experience in the wireless communications industry. Mr. Simmonds has been involved in many business opportunities including distribution, golf course development, gaming, wireless products, and manufacturing. Mr. Simmonds founded SCL (TSE: SMM) in 1991 and also launched TrackPower (OTCBB: TPWR) in 1998. Mr. Simmonds is a director of SCL,

TrackPower, Inc., and PlayandWin Inc. (OTCBB: PWIN) and has served on several boards during his business career.

      Gary N. Hokkanen, 45, Director, CFO and Secretary, has been a Director of the Company since July 5, 2001. Mr. Hokkanen, who holds a Bachelor of Arts degree from the University of Toronto and is a C.M.A., is CFO and Secretary of the Company. Mr. Hokkanen is also a Director and Officer of IRMG, a Toronto based management consulting firm. Mr. Hokkanen was CFO of SCL from July 1998 to January 2001 and has been CFO of Trackpower since February 1998. For the period April 1996 to July 1998, Mr. Hokkanen was Treasurer of SCL.

Executive Officers and Significant Employees

      Stephen L. Cussons, 45, President and CEO, see above.

      Gary N. Hokkanen, 45, CFO and Secretary, see above.

      The Company's directors will serve until the next annual meeting of shareholders and until their respective successors are duly elected and shall have qualified. The By-laws of the Company provide that the number of directors of the Company shall be fixed by the shareholders or the Board of Directors and shall be not less than three or more than 15. The number has been fixed by the Board of Directors at seven. There are currently two vacancies on the Board of Directors. The Company's Articles of Incorporation provides that directors may be removed by the shareholders, with or without cause, upon the affirmative vote of the holders of a majority of the votes cast and at a meeting called for the purpose of such removal.

      There are no family relationships among any of the directors or executive officers of the Company.


Required Vote

The directors are to be elected by the affirmative vote of the holders of a plurality of the shares entitled to vote and present in person or represented by proxy at the Meeting. Nominee holders that do not receive instructions are entitled to vote in the election of Directors. Votes withheld from the election of Directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

          PROPOSAL 2: TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
                      OF THE COMPANY BY 75,000,000 SHARES


The Company's Certificate of Incorporation currently authorizes the Company to issue up to 75,000,000 shares of Common Stock. The Company currently has issued and outstanding 32,564,338 shares of Common Stock and has reserved an additional 35,824,394 shares of Common Stock for issuance upon conversion of convertible debentures, issuance under earnout arrangements and the exercise of warrants and options. Outstanding and reserved shares of Common Stock total 68,388,732, therefore the Company has only 6,611,268 for other uses, which is not sufficient to proceed with planned stock-for-stock acquisitions, additional equity financing for the new business strategy or other transactions that involve the issuance of Common Stock.

The increase in Common Stock proposal, if adopted, will allow the Company to increase the shares of authorized Common Stock to 150,000,000 from 75,000,000 and increase the number of authorized unissued and undesignated shares of Common Stock to 81,611,268, which would restore the Company's ability to enter into future transactions that involve the issuance of Common Stock (the "Increase in Common Stock Proposal").

The Company believes that future acquisitions, if completed, could be structured with a substantial portion of the acquisition cost in shares of Common Stock. The balance of these transactions might be completed with a mixture of cash and future earnout arrangements. Limiting to 75,000,000 the number of shares of Common Stock the Company is authorized to issue prevents the Company from proceeding with any material acquisitions.

If the Increase in Common Stock Proposal is adopted by the Company's stockholders, such proposal will become effective on the date a certificate of amendment is filed in Delaware, the Company's state of incorporation.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE ADDITIONAL SHARES OF COMMON STOCK.

           PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

On April 2, 2001, the Board of Directors dismissed PKF Hill LLP of Toronto, Ontario as its principal accountants. PKF Hill's reports on the financial statements of the company for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. PKF Hill's reports dated February 24, 2000, and September 21, 1999 both contained a paragraph expressing substantial doubt about the Company's ability to continue as a going concern. Through the date of change in accountants, there were no disagreements with PKF Hill on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF Hill, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On April 2, 2001, the Registrant retained Pannell Kerr Forster PC of New York, New York, as the company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ending December 31, 2000. This action was previously approved by the Board of Directors. A representative of PKF will not be present at the Meeting.

Vote Required

Ratification of the appointment of Pannell Kerr Forster PC requires the affirmative vote of a majority of the shares of Common Stock present at the Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PANNELL KERR FORSTER PC.

                             PROPOSAL 4: NAME CHANGE

On August 13, 2001, the Board of Directors adopted, subject to shareholder approval, an amendment of the Company's Certificate of Incorporation to change the name of the Company to "Pivotal Self-Service Technologies Inc." The current name of the Company is Wireless Ventures Inc.

The Company was originally incorporated as Hycomp, Inc. in the Commonwealth of Massachusetts in 1969. At a special meeting of shareholders on February 29, 2000 the Company's shareholders approved its reincorporation as a Delaware company by merging it with a Delaware company called eieiHome.com Inc. formed on February 25, 2000. As a result of the reincorporation, the Company's name changed from HyComp, Inc. to eieiHome.com Inc. Subsequent to the sale of the Company's interest in eieiHome (Canada), the Canadian operating subsidiary, effective June 26, 2000, at a special meeting of shareholders held on September 25, 2000, the Company changed its name from eieiHome.com Inc. to Wireless Ventures Inc.

The Company has recently adopted a new business strategy in the automated teller machine (ATM), information kiosk and point of sale (POS) industry.

The Board of Directors believes that changing the name of the Company to Pivotal Self-Service Technologies Inc. will better reflect the industry the Company operates in.

There will be relatively little cost associated with the name change. Advertising and marketing campaigns are just now being organized, therefore the Company is in a position to capitalize on associating the Company's name with the industry.

If the proposal to change the Company's name to Pivotal Self-Service Technologies Inc. is adopted by the Shareholders, the Company will promptly file a certificate of amendment to its certificate of incorporation with the State of Delaware, the Company's state of incorporation.

Vote Required

Approval of the change of the Company's name requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Meeting. Proxies solicited by the Board of Directors will be voted for the change of name unless Shareholders specify otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHANGE OF THE COMPANY'S NAME.

                              SHAREHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting is April 1, 2002. To be properly submitted, the proposal must be received at the Company's principal executive offices, 67 Wall Street, Suite 2211, New York, New York 10005, no later than the deadline. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, that permit them to prove the date of delivery.

If a stockholder submits notice of a proposal not in compliance with the procedures set forth above (and more fully described in Rule 14a-8 of the Exchange Act), such a notice of proposal must be received by the Company at its principal executive offices, described above, by May 21, 2002. If notice of a stockholder proposal is received after this date, the Company may have the discretionary authority to refuse to allow the proposal to be brought before the next annual meeting.

The deadlines described above are calculated by reference to a tentative June 21, 2002 meeting date. If the Board of Directors changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in the Company's earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for formal action at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                OTHER INFORMATION

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOUR EXPECT TO ATTEND THE MEETING, THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A SHAREHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY COLLECT AT (905) 477-8378.

                                    Sincerely yours,



                                    Stephen L. Cussons
                                    Chairman of the Board


New York, New York
August 16, 2001

                             WIRELESS VENTURES INC.

                         Annual Meeting of Shareholders




                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


      The undersigned hereby appoints __________ and ____________, or if only one is present, then that individual, with full power of substitution, to vote all shares of WIRELESS VENTURES INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Company's Shareholders to be held at x Hotel, Toronto, Ontario, Canada, on the 14th day of September, 2001, at 11:00 a.m. Toronto time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees for director below for a term of one year;

      FOR all nominees listed below             WITHHOLD AUTHORITY
      (except as marked to the contrary below)  to vote for all nominees listed below

      (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      Stephen L. Cussons            John G. Simmonds
      Brian Usher-Jones              Gary N. Hokkanen

2. INCREASE THE AUTHORIZED SHARES OF COMMON STOCK BY 75,000,000 SHARES: To increase the number of authorized shares of common stock from 75,000,000 to 150,000,000;

            FOR         AGAINST           ABSTAIN

3. APPROVAL OF AUDITORS: To ratify and approve the appointment of Pannell Kerr Forster PC as independent public auditors for the fiscal year ending December 31, 2001;

            FOR         AGAINST           ABSTAIN

4. APPROVAL OF CHANGE OF NAME: To approve the change of the name of the Company to Pivotal Self-Service Technologies Inc.

            FOR         AGAINST           ABSTAIN

and in their discretion, upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

          (Continued and to be dated and signed on the other side.)

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO OTHER DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

      PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

      Receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.


                                    Dated: _____________________________, 2001



                                  ______________________________________________
                                                (Name of Stockholder)




                                  ______________________________________________
                                                (Signature of Stockholder)

                                    Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.